UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2022

TEGNA INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	1-6961	16-0442930
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8350 Broad Street, Suite 200, Tysons, Virginia	22102-5151
(Address of Principal Executive Offices)	(Zip Code)

(703) 873-6600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock	TGNA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

As previously reported, TEGNA Inc., a Delaware corporation (the “Company”), entered into the Agreement and Plan of Merger , dated as of February 22, 2022 (as amended by Amendment No. 1 thereto on March 10, 2022, the “Merger Agreement”), by and among Teton Parent Corp., a Delaware corporation (“Parent”), Teton Merger Corp., a Delaware corporation and an indirect wholly owned subsidiary of Parent, and solely for purposes of certain provisions specified therein, certain subsidiaries of Parent, certain affiliates of Standard General L.P., a Delaware limited partnership, CMG Media Corporation, a Delaware corporation (“CMG”), and certain of CMG’s subsidiaries.

On November 22, 2022, the Company elected, pursuant to the terms of the Merger Agreement, to extend the Outside Date (as defined in the Merger Agreement) from November 22, 2022 to February 22, 2023.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEGNA INC. (Registrant)

	By:	/s/ Akin S. Harrison
Akin S. Harrison
Senior Vice President and General Counsel
Date: November 22, 2022